     As filed with the Securities and Exchange Commission on August 24, 2007

                                                      Registration No. 333-91367
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    ---------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BNS HOLDING, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)

                Delaware                               20-1953457
                --------                               ----------
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

     61 East Main Street, Suite B,
         Los Gatos, California                            95031
         ---------------------                            -----
(Address of principal executive offices)               (Zip Code)

                           1999 Equity Incentive Plan
                           --------------------------
                              (Full Title of Plan)

                                 Kenneth Kermes
                      President and Chief Executive Officer
                          61 East Main Street, Suite B,
                           Los Gatos, California 95031
                           ---------------------------
                     (Name and Address of Agent for Service)

                                 (401) 848-6300
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                      II-1

                          DEREGISTRATION OF SECURITIES

      On August 10, 2007, BNS Holding Inc. (the "Company") filed amendments to its Certificate of Incorporation which (i) effectuated a reverse stock split of its outstanding shares of Common Stock, whereby the Company effected a 1-for-200 reverse stock split, such that stockholders of record owning fewer than 200 shares of Common Stock as of August 13, 2007 have had such shares converted into the right to receive $13.62 for each share of Common Stock held prior to the reverse stock split, immediately followed by a 200-for-1 forward stock split
(the "Reverse/Forward Stock Split"). As a result of the Reverse/Forward Stock
Split, the Company has less than 300 holders of record of shares of it capital stock and has voluntarily deregistered all of the Company's capital stock registered pursuant to Sections 12 and 15 of the Securities and Exchange Act of
1934, as amended.

      As a result of the deregistration of the Company's capital stock, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of Company registered but unsold under the Registration Statement.

                                      II-2

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to its
Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in Los Gatos, California, on this 24th day of August, 2007.

                                         BNS HOLDING, INC.

                                         By: /s/ Kenneth Kermes
                                             ----------------------------------
                                             Kenneth Kermes
                                             President and Chief Executive Officer

                                         By: /s/ Terry Gibson
                                             ----------------------------------
                                             Terry Gibson
                                             Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----

/s/ Kenneth Kermes          Chairman of the Board,              August 24, 2007
--------------------        President and
Kenneth N. Kermes           Chief Executive Officer
                            (Principal Executive Officer)

/s/ John R. Held            Director                            August 24, 2007
--------------------
John R. Held

/s/ James Henderson         Director                            August 24, 2007
--------------------
James Henderson

                            Director                            August __, 2007
--------------------
Jack Howard

/s/ Terry Gibson            Chief Financial Officer             August 24, 2007
--------------------        (Principal Financial Officer
Terry Gibson                and Principal Accounting
                            Officer)

                                     III-1